Exhibit 99.1

GLOBAL EAGLE REPORTS FINANCIAL RESULTS

FOR THE FIRST QUARTER OF 2019

Gross Margin Increased 6 percentage points Sequentially Driven by Aviation Connectivity

Record First-Quarter Revenue and Major New Inflight Connectivity Award

Christian Mezger Appointed Chief Financial Officer

LOS ANGELES, CA, May 14, 2019—Global Eagle Entertainment Inc. (Nasdaq: ENT) (“Global Eagle,” the “Company” or “we”), a leading provider of media, content, connectivity and data analytics to markets across air, sea and land, today announced financial results for the first quarter ended March 31, 2019. For the first quarter of 2019, Global Eagle recorded revenue of $167 million; incurred a net loss of $37.6 million and generated Adjusted EBITDA* of $18.5 million. The Company also announced that it is considering the sale of certain businesses and assets which may include elements of its Maritime, Enterprise, and Government business as well as equity interests in joint ventures.

Financial Results

During the first quarter, Global Eagle made significant financial progress with record revenue, substantial gross margin improvement and lower operating expenses. Revenue grew 6.5% year-over-year driven by aircraft installations in our Connectivity segment and commencement of Media & Content contracts announced in previous quarters. We continue to win new business based on our technology, program execution and reliability. Gross margin recovered 6 percentage points sequentially versus the fourth quarter of 2018 trough, consistent with our guidance. Gross margin improvement was driven primarily by our Connectivity segment while our Media & Content segment maintained its gross margin performance. Operating expense improvement continues through the implementation of our Phase II cost initiatives which are expected to be fully implemented by the third quarter of 2019. The 2019 in-year benefit of our Phase II initiatives is expected to be approximately $25 million.

Connectivity

Global Eagle’s Connectivity segment is a leading provider of satellite-based passenger connectivity for single-aisle airliners and broadcaster of live television to aviation and maritime markets. Connectivity segment revenue was up 6.2% year-over-year. Inflight connectivity installations and activations remain on track at Air France powered by Global Eagle’s Ku high-throughput satellite (HTS) network. This is the first EMEA HTS inflight connectivity network to provide consistent coverage throughout Europe, Russia, the Nordics and Scandinavia, and North Africa, capable of delivering speeds up to 500 Mbps to each aircraft cabin. In the first quarter of 2019, Global Eagle was awarded a major new connectivity program by an existing Media & Content customer that will leverage our EMEA aviation network. This program is our largest inflight connectivity award in recent years. Connectivity revenue growth was also supported by sequential quarterly growth in our maritime business, reflecting the roll-out of television services across a new cruise customer.

The Company continues to implement its patented and patent-pending software-defined network resource management (NRM) technology. NRM optimizes passenger traffic flow, automates network configuration and increases the efficiency of satellite links. Our platform is now in live customer service across both airline and cruise ship applications. The platform optimizes the end-user experience, enables freemium business models, boosts traffic flow over legacy widebeam satellites, and seamlessly fuses satellite links to enable gigabit-class data throughput. In the second quarter, our technology will be deployed to our first yacht and government customers.

The Company ended the first quarter of 2019 with 26 737 MAX 8 aircraft in its fleet of connected aircraft. Due to regulatory actions beyond our control and unrelated to passenger connectivity systems, our MAX connected aircraft were grounded as of quarter-end. Our equipment deliveries to support new MAX installations continue and we forecast at least 40 additional MAX installations to occur during 2019. As the grounding continues, we now expect that our activation schedule for 2019 will be concentrated in the fourth quarter. We forecast that MAX program issues will impact second-quarter and third-quarter service revenue by approximately $3-4 million total, with about half of this impact dropping to the bottom line. We are working with our airline partners and with Boeing to mitigate and reduce this impact, and to be ready when the MAX returns to service.

Media & Content

During the first quarter, Global Eagle’s market-leading Media & Content segment revenue was up 6.8% over the prior-year quarter. Revenue growth was driven by the startup of major new wins that were announced in 2018. The large new customer announced in March 2019 will begin service in the second half of this year. In addition to traditional seatback installations, our Media & Content segment is experiencing enhanced growth from new media libraries on wireless IFE servers and connectivity systems on single-aisle aircraft. Global Eagle now delivers movies and digital services to more than 2,300 single-aisle aircraft without seatback systems.

Operational and Strategic Initiatives

In late February, Global Eagle initiated Phase II of its Cost Realignment Plan. This phase focuses on improving gross margin and reducing operating expenses. Cost improvement is driven by repricing of expiring bandwidth contracts, consolidation of headcount and facilities, reduction in third-party professional services, and other cost initiatives. The Phase II initiatives are the second step towards an efficient cost structure, and we continue to pursue additional opportunities to operate more efficiently. We expect Phase II of our Cost Realignment Plan, in concert with revenue growth, to drive the Company’s transition to sustainable positive free cash flow generation and a minimum of $25 million of Adjusted EBITDA by the fourth quarter of 2019.

In addition, the Company is considering the divestiture of various businesses and assets, including the potential sale of elements of our Maritime, Enterprise and Government business unit. Based on inbound interest, the Company retained Barclays Capital Inc. as financial advisor to evaluate offers for non-aviation components of our Connectivity business. We expect to conclude our evaluation during the second quarter. Separately, the Company is considering the sale of certain joint venture interests, consistent with our strategy to reduce leverage and focus our resources.

First Quarter Summary

•

Total revenue for the first quarter of 2019 was $167 million, a 6.5% increase over the prior-year period. This increase was driven by growth in both our Media & Content and Connectivity segments. Revenue growth in Media & Content was driven by the initiation of new or expanded contracts with several airlines, including United, Saudia, Vietnam and Kuwait. Connectivity revenue was driven by a continued ramp-up of Southwest and Air France inflight connectivity installations.

•

Gross margin improved to 19.5% during the quarter, a 6 percentage point increase versus the fourth quarter of 2018, driven by additional aircraft activations, repriced bandwidth contracts and cost controls. Operating expenses were $51.5 million, decreasing $8.1 million versus the fourth quarter of 2018.

•

Net loss for the first quarter of 2019 was $37.6 million, down slightly over the prior-year period. The improvement versus the prior-year period was driven by the revenue growth as described above and lower operating expenses as a result of cost savings initiatives.

•

Adjusted EBITDA for the first quarter of 2019 was $18.5 million, which was a 7.0% increase versus the prior-year period. The improvement in Adjusted EBITDA was driven by the increase in revenue and lower operating expenses, as mentioned above.

•

Total liquidity at quarter-end was $50.7 million, including cash and available revolver. First-quarter capital expenditures were $9.1 million of which approximately $4.2 million was related to programs that will not recur moving forward as they have completed.

“Our new inflight connectivity win confirms our best-in-class product offering of high-speed connectivity and connectivity-enabled content, and increases our robust pipeline of aircraft,” commented Josh Marks, CEO of Global Eagle. “Our commercial success in winning new business along with gross margin improvement is a result of our ability to leverage our world class network and realize benefits from our 2018 investments. In addition, our Phase II cost savings initiatives are visible in our first quarter financials and in our significant EBITDA improvement, consistent with our goal of positive free cash flow by year-end.”

“We delivered accelerating top-line growth, gross margin improvement and operating cost reduction in the first quarter,” said Paul Rainey, CFO of Global Eagle. “Progress on our cost controls is partially visible now and will be increasingly visible in our second and third quarter results. While we have adequate liquidity on hand to support our growth and cost actions, the business and asset divestitures we are considering would allow us to reduce leverage and focus our business.”

CFO Appointment

Global Eagle also announced that Christian Mezger has been appointed Executive Vice President and Chief Financial Officer, effective May 16, 2019. He succeeds Paul Rainey, who will remain with the Company through May 31, 2019 to facilitate the transition. Mr. Mezger is a global executive who brings significant leadership, financial planning, transformation, budgeting, corporate finance, and technology services experience, most recently at Ciber, Inc. and Hewlett Packard.

“It is an honor and privilege to join Global Eagle,” said Mezger. “I am excited to work with the management team to build on its recent momentum, enhance the financial and operational discipline and drive toward our goal of positive free cash flow in the fourth quarter 2019 and beyond.”

Mr. Mezger is a global technology executive who brings significant finance and operational leadership, as well as transformation and corporate finance experience, most recently from Ciber, Inc. and Hewlett Packard. Mr. Mezger joined Ciber in 2011, where he was Chief Financial Officer before becoming President & Chief Executive Officer. He led all aspects of finance including treasury, capital structuring, risk management, tax efficiency, global planning and budgeting, controllership, and investor relations. Prior to Ciber, Mr. Mezger led finance for Hewlett Packard’s $11B Technology Services business unit across multiple regions. Mr. Mezger holds a degree in international management from The University of Vienna in Austria.

The Company and the Board of Directors thank Mr. Rainey for his many contributions over the past two years. Global Eagle’s finance and accounting processes significantly improved under his leadership.

Webcast

We will host a live webcast on Tuesday, May 14, 2019 at 5:00 p.m. EDT (2:00 p.m. PDT). We will make the webcast and an accompanying slide presentation available on the Investor Relations section of our website at http://investors.geemedia.com/events-and-presentations. We will maintain an archive of the webcast on our website for 30 days following the event.

About Global Eagle

Global Eagle is a leading provider of media, content, connectivity and data analytics to markets across air, sea and land. Global Eagle offers a fully integrated suite of rich media content and seamless connectivity solutions to airlines, cruise lines, commercial ships, high-end yachts, ferries and land locations worldwide. With approximately 1,200 employees and 50 offices on six continents, the Company delivers exceptional service and rapid support to a diverse customer base. Find out more at: www.GlobalEagle.com.

Contact:

Peter A. Lopez

Vice President, Finance and Investor Relations

+1 310-740-8624

investor.relations@geemedia.com

pr@geemedia.com

* About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States, or GAAP, we present Adjusted EBITDA, which is a non-GAAP financial measure, as a measure of our performance. The presentation of Adjusted EBITDA is not intended to be considered in isolation from, or as a substitute for, or superior to, net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity. For a reconciliation of Adjusted EBITDA to its most comparable measure under GAAP, please see the table entitled “Reconciliation of GAAP to Non-GAAP Measure” at the end of this press release. Further, we note that Adjusted EBITDA as presented herein is defined and calculated differently than the “Consolidated EBITDA” definition in our senior secured credit agreement and in our second lien notes, which Consolidated EBITDA definition we use for financial-covenant-compliance purposes and as a measure of our liquidity.

Adjusted EBITDA is one of the primary measures used by our management and Board of Directors to understand and evaluate our financial performance and operating trends, including period to period comparisons, to prepare and approve our annual budget and to develop short and long term operational plans. Additionally, Adjusted EBITDA is one of the primary measures used by the Compensation Committee of our Board of Directors to establish the funding targets for (and subsequent funding of) our Annual Incentive Plan bonuses for our employees. We believe our presentation of Adjusted EBITDA is useful to investors both because it allows for greater transparency with respect to key metrics used by our management in their financial and operational decision-making and because our management frequently uses it in discussions with investors, commercial bankers, securities analysts and other users of our financial statements.

We define Adjusted EBITDA as net income (loss) before (a) interest expense (income), (b) income tax expense (benefit) and (c) depreciation and amortization (including relating to equity-method investments) and (gain) loss on disposal and impairment of fixed assets, and we then further adjust that result to exclude (when applicable in the period) (1) change in fair value of financial instruments, (2) other (income) expense, including (gains) losses from foreign-currency-transaction (gains) and from other investments, which include impairment charges relating to our joint ventures, (3) goodwill impairment expense, (4) stock-based compensation expense, (5) strategic-transaction, integration and realignment expenses (as described below), (6) auditor and third-party professional fees and expenses related to our internal-control deficiencies (and the remediation thereof) and complications in our audit process relating to our control environment, (7) excess content expenses (as described below), (8) non-ordinary-course legal expenses (as described below) and (9) losses related to significant customer bankruptcies or financial distress (as described below). Management does not consider these items to be indicative of our core operating results.

“Excess content expenses” includes the additional purchasing costs that we incurred in 2017 to procure movie content for our customers, notwithstanding that we could have procured equivalent content under our (preferential-pricing) output arrangements with major studios. We incurred these additional costs because we could not timely identify and measure our movie-content expenditures and procurement during the period due to weaknesses in our control environment.

“Losses related to significant customer bankruptcies or financial distress” includes (1) our provision for bad debt associated with the bankruptcies of Air Berlin and Alitalia (two of our Media & Content customers) in 2017 and Ocean Air (our Media & Content and Connectivity customer) in 2018, (2) the costs (e.g., content acquisition fees) that we incurred to maintain service to those customers during their bankruptcy proceedings in order to preserve the customer relationship and (3) costs relating to providing services to customers for whom we recognize revenue on a cash basis due to their financial distress.

“Non-ordinary-course legal expenses” includes third-party professional fees and expenses and estimated loss contingencies, provisions for legal settlements and other expenses associated with the securities class-action lawsuits filed against us in 2017, non-ordinary-course employment, corporate and intellectual-property-infringement disputes, and the initial setup of our General Data Protection Regulation (GDPR) and Communications Assistance for Law Enforcement Act (CALEA) compliance programs.

“Strategic-transaction, integration and realignment expenses” includes (1) transaction and procurement-related expenses and costs (including third-party professional fees) attributable to acquisition, financing, investment and other strategic-transaction activities (including for new product and proof-of-concept testing), (2) integration and realignment expenses and allowances, (3) employee-severance, -retention and -relocation expenses, (4) purchase-accounting adjustments for deferred revenue, costs and credits associated with companies and businesses that we have acquired through our M&A activities, (5) service-level-agreement penalties incurred during our Eagle-1 migration and setup in its new orbital slot in 2017 and (6) estimated loss contingencies, provisions for legal settlements and other expenses related to claims at companies or businesses that we acquired through our M&A activities for underlying liabilities that pre-dated our acquisition of those companies or businesses.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements with respect to our expected Adjusted EBITDA, revenue and margin growth in future periods, our aviation-connectivity installations in future periods, the impact of Boeing 737 MAX aircraft grounding on our financial performance, our business and financial-

performance outlook, industry, business strategy, plans, the potential sale of certain businesses and assets, business and M&A integration activities, operating-expense and cost-structure improvements and reductions and our ability to execute and realize the benefits of our cost-savings plans, international expansion, future technologies, future operations, financial covenant compliance, margins, profitability, future efficiencies, liquidity, ability to generate positive cash flow from operating activities, and other financial and operating information. The words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.

Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following:

•

our ability to timely remediate material weaknesses in our internal control over financial reporting; the effect of those weaknesses on our ability to report and forecast our operations and financial performance; and the impact of our remediation efforts (and associated management time and costs) on our liquidity and financial performance;

•	our ability to maintain effective disclosure controls and internal control over financial reporting;

•	our ability to execute on our operating-expense and cost-structure realignment plan and realize the benefits of those initiatives;

•	our ability to sell certain businesses and/or assets on favorable terms or at all, and our ability to realize the anticipated benefits from any such sales;

•	the continuation of the Boeing 737 MAX aircraft grounding for a period of time beyond our expectations;

•	our ability to properly implement the new leasing standard (ASC 842);

•	our dependence on the travel industry;

•	future acts or threats of terrorism;

•	our ability to obtain new customers and renew agreements with existing customers;

•	our customers’ solvency, inability to pay and/or delays in paying us for our services;

•	our ability to retain and effectively integrate and train key members of senior management;

•	our ability to recruit, train and retain highly skilled technical employees;

•	negative external perceptions that damage our reputation among potential customers, investors, employees, advisors and vendors;

•	our ability to receive the anticipated cash distributions or other benefits from our investment in the Wireless Maritime Services joint venture;

•	customer attrition due to direct arrangements between satellite providers and customers;

•	the effect of a variety of complex U.S. and foreign tax laws and regimes due to the global nature of our business;

•	our ability to continue to be able to make claims for e-business and multimedia tax credits in Canada;

•	our exposure to foreign currency risks;

•	the effect of the United Kingdom’s referendum to withdraw from the European Union;

•	our dependence on our existing relationship and agreement with Southwest Airlines;

•

our need to invest in and develop new broadband technologies and advanced communications and secure networking systems, products and services and antenna technologies as well as their market acceptance;

•	increased demand by customers for greater bandwidth, speed and performance and increased competition from new technologies and market entrants;

•	our reliance on “sole source” service providers and other third parties for key components and services that are integral to our product and service offerings;

•	the potential need to materially increase our investments in product development and equipment beyond our current investment expectations;

•

our ability to expand our international operations and the risks inherent in our international operations, especially in light of current trade and national-security disputes between the United States and China (which may adversely impact our ability to conduct business in that market);

•

service interruptions or delays, technology failures, damage to equipment or software defects or errors and the resulting impact on our reputation and ability to attract, retain and serve our customers;

•	equipment failures or software defects or errors that may damage our reputation or result in claims in excess of our insurance or warranty coverage;

•	satellite failures or degradations in satellite performance;

•	our ability to integrate businesses or technologies we have acquired or may acquire in the future;

•

increased on-board use of personal electronic devices and content accessed and downloaded prior to travel and our ability to compete as a content provider against “over the top” download services and other companies that offer in-flight entertainment products;

•	pricing pressure from suppliers and customers in our Media & Content segment and a reduction in the aviation industry’s use of intermediary content service providers (such as us);

•	a reduction in the volume or quality of content produced by studios, distributors or other content providers or their refusal to license content or other rights upon terms acceptable to us;

•	a reduction or elimination of the time between our receipt of content and it being made available to the rental or home viewing market (i.e., the “early release window”);

•	increased competition in the in-flight entertainment (“IFE”) and in-flight connectivity (“IFC”) system supply chain;

•	our ability to plan expenses and forecast revenue due to the long sales cycle of many of our Media & Content segment’s products;

•	the refusal of content providers to license content to us and operational complexity and increased costs related to maintaining and tracking our music content licenses and rights related thereto;

•	our use of fixed-price contracts for satellite bandwidth and potential cost differentials that may lead to losses if the market price for our services declines relative to our committed cost;

•	our use of fixed-price contracts in our Media & Content segment that may lead to losses in the future if the market price for our services declines relative to our committed cost;

•	our ability to develop new products or enhance those we currently provide in our Media & Content segment;

•	our ability to successfully implement a new enterprise resource planning system;

•	the effect on our business and customers due to disruption of the technology systems utilized in our business operations;

•	our ability to protect our intellectual property;

•

the effect of cybersecurity attacks, data or privacy breaches, data or privacy theft, unauthorized access to our internal systems or connectivity or media and content systems, or phishing or hacking, especially in light of recently publicized security incidents affecting our industry and our systems;

•	the costs to defend and/or settle current and potential future civil intellectual property lawsuits (including relating to music and other content infringement) and related claims for indemnification;

•	changes in regulations and our ability to obtain regulatory approvals to provide our services or to operate our business in particular countries or territorial waters;

•

compliance with U.S. and foreign regulatory agencies, including the Federal Aviation Administration (“FAA”), the U.S. Department of Treasury’s Office of Foreign Asset Control (“OFAC”), Federal Communications Commission (“FCC”), and Federal Trade Commission (“FTC”) and their foreign equivalents in the jurisdictions in which we and our customers operate;

•	regulation by foreign government agencies that increases our costs of providing services or requires us to change services;

•	changes in government regulation of the Internet, including e-commerce or online video distribution;

•	our ability to comply with trade, export, anti-money laundering and anti-bribery practices and data protection laws, especially the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act and GDPR;

•

changes in foreign and domestic civil aviation authorities’ orders, airworthiness directives, or other regulations that restrict our customers’ ability to operate aircraft on which we provide services;

•	our (along with our directors’ and officers’) exposure to civil stockholder litigation relating to our investor disclosures and the related costs of defending and insuring against such litigation;

•

uninsured or underinsured costs associated with stockholder litigation and any uninsured or underinsured indemnification obligations with respect to current and former executive officers and directors;

•

limitations on our cash flow available to make investments due to our substantial indebtedness and our ability to generate sufficient cash flow to make payments thereon, comply with our reporting and financial covenants, or fund our operations;

•

our ability to repay the principal amount of our bank debt, second lien notes due June 30, 2023 (the “Second Lien Notes”) and/or 2.75% convertible senior notes due 2035 (the “Convertible Notes”) at maturity, to raise the funds necessary to settle conversions of our Convertible Notes or to repurchase our Convertible Notes upon a fundamental change or on specified repurchase dates or due to future indebtedness;

•	the conditional conversion of our Convertible Notes;

•	the effect on our reported financial results of the accounting method for our Convertible Notes;

•

the impact of the fundamental change repurchase feature and change of control repurchase feature of the securities purchase agreement governing our Second Lien Notes on our price or potential as a takeover target;

•	the dilution or price depression of our common stock that may occur as a result of the conversion of our Convertible Notes and/or Searchlight warrants;

•

our ability to meet the continued listing requirements of The Nasdaq Stock Market (“Nasdaq”), in particular given our recent history of delinquent periodic filings with the U.S. Securities and Exchange Commission (“SEC”) and the need to maintain a minimum $1.00 per share stock price pursuant to Nasdaq rules;

•	conflicts between our interests and the interests of our largest stockholders;

•	volatility of the market price of our securities;

•	anti-takeover provisions contained in our charter and bylaws;

•	the dilution of our common stock if we issue additional equity or convertible debt securities; and

•	other risks and factors listed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the SEC on March 18, 2019.

The forward-looking statements herein speak only as of the date the statements are made (which is the date of this press release). You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Financial Information

The table below presents financial results for the three months ended March 31, 2019 and 2018.

Global Eagle Entertainment Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenue:
Licensing and services	150,478	146,526
Equipment	16,141	9,971

Total revenue	166,619	156,497
Cost of sales:
Licensing and services	123,269	112,414
Equipment	10,925	6,082

Total cost of sales	134,194	118,496

Gross margin	32,425	38,001
Operating Expenses:
Sales and marketing	8,249	9,654
Product development	6,979	8,358
General and administrative	27,980	38,285
Provision for legal settlements	508	516
Amortization of intangible assets	7,799	10,747

Total operating expenses	51,515	67,560
Loss from operations	(19,090)	(29,559)
Other (expense) income:
Interest expense, net	(21,277)	(15,597)
Income from equity method investments	2,129	1,161
Change in fair value of derivatives	938	564
Other (expense) income, net	(179)	438

Loss before income taxes	(37,479)	(42,993)
Income tax expense (benefit)	130	(4,709)

Net loss	(37,609)	(38,284)

Net loss per share – basic and diluted	(0.41)	(0.42)

Weighted average shares outstanding – basic and diluted	91,831	90,792

Global Eagle Entertainment Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31,	December 31,
	2019	2018
Assets
CURRENT ASSETS:
Cash and cash equivalents	$20,813	$39,154
Restricted cash	1,019	801
Accounts receivable, net	106,797	97,623
Inventories	34,233	34,649
Prepaid expenses	7,164	9,104
Other current assets	13,882	10,498

TOTAL CURRENT ASSETS:	183,908	191,829
Content library	5,232	6,966
Property, plant and equipment, net	180,555	176,577
Right-of-use assets, net	21,939	—
Goodwill	159,587	159,562
Intangible assets, net	76,335	84,136
Equity method investments	85,230	83,135
Other non-current assets	22,070	14,882

Total Assets	$734,856	$717,087

Liabilities and Stockholders’ Equity
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	183,205	177,056
Deferred revenue	9,018	7,430
Current portion of long-term debt	38,190	22,673
Other current liabilities	10,322	5,032

TOTAL CURRENT LIABILITIES:	240,735	212,191
Deferred revenue, non-current	255	1,116
Long-term debt	692,328	686,938
Deferred tax liabilities	8,394	8,406
Other non-current liabilities	57,271	34,771

Total Liabilities	998,983	943,422
Stockholders’ Deficit
Common stock	10	10
Treasury stock	(30,659)	(30,659)
Additional paid-in capital	814,072	814,488
Subscriptions receivable	(597)	(597)
Accumulated deficit	(1,047,067)	(1,009,458)
Accumulated other comprehensive income (loss)	114	(119)

Total Stockholder’s Deficit	(264,127)	(226,335)

Total Liabilities and Stockholders’ Deficit	$734,856	$717,087

Global Eagle Entertainment Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Net loss to Adjusted EBITDA reconciliation
Net loss	(37,609)	(38,284)
Interest expense, net	21,277	15,597
Income tax expense (benefit)	130	(4,709)
Depreciation and amortization and loss on disposal and impairment of fixed assets	22,116	25,253
Change in fair value of financial instruments	(938)	(564)
Other expense	2,311	(438)
Stock-based compensation expense	1,289	3,644

EBITDA	8,576	499
Strategic-transaction, integration and realignment expenses	4,700	3,079
Internal-control and delayed audit expenses	3,453	13,706
Excess content expenses	—	—
Non-ordinary-course legal expenses	596	—
Losses on significant customer bankruptcies	1,164	—

Adjusted EBITDA	18,489	17,284

See “About Non-GAAP Financial Measures” above, including our definition of Adjusted EBITDA described therein.